Exhibit 99.1

DBV Technologies Establishes an At-The-Market (ATM) Program on Nasdaq

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Global Select Market: DBVT) (the “Company”), a clinical-stage biotechnological company, today announced that it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) relating to an At-The-Market offering (the “ATM Program”). Pursuant to this new financing program, the Company may offer and sell, including with unsolicited investors who have expressed an interest, a total gross amount of up to $100 million of American Depositary Shares (“ADS”), each ADS representing one-half of one ordinary share of DBV Technologies, from time to time in sales deemed to be an “at the market offering” pursuant to the terms of a sales agreement (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), acting as sales agent, subject to French regulatory limits. The timing of any sales will depend on a variety of factors. The ATM Program is presently intended to be effective through the expiration of the Company’s existing registration statement registering the ADSs to be issued under the ATM Program, i.e. until July 16, 2024, unless terminated prior to such date in accordance with the sales agreement or the maximum amount of the program has been reached.

The Company currently intends to use the net proceeds (after deduction of fees and expenses related to the financing), if any, of sales of ADSs issued under the program, together with its existing cash and cash equivalents, primarily for activities associated with potential approval and launch of Viaskin™ Peanut, as well as to advance the development of the Company’s product candidates using its Viaskin Platform and for working capital and other general corporate purposes, at the Company’s discretion.

Jefferies, as sales agent, will use commercially reasonable efforts to arrange on the Company’s behalf for the sale of all ADSs requested to be sold by the Company to eligible investors requesting it, consistent with Jefferies’ normal sales and trading practices. Sales prices may vary based on market prices and other factors. Only eligible investors (as described in greater detail below) may purchase ADSs under the ATM Program.

The ADSs and the underlying ordinary shares will be issued through one or more share capital increases without shareholders’ preferential subscription rights under the provisions of Article L. 225-138 of the French Commercial Code (Code de commerce) and pursuant to the 28th resolution adopted by the Annual General Meeting of Shareholders held on May 19, 2021 (the “2021 Annual General Meeting”) (or any substitute resolutions, adopted from time to time), within the limit of a maximum number of 16,528,961 ordinary shares (being the maximum authorized by the shareholders for such resolution), representing a maximum potential dilution of approximately 30% based on the existing share capital of the Company, it being specified that the number of underlying ordinary shares to be admitted on the regulated market of Euronext in Paris (“Euronext Paris”) shall represent, over a period of 12 months, less than 20% of the ordinary shares already admitted to trading on said market without a French listing prospectus.

The new ordinary shares to be sold in the form of ADSs would be issued in one or more offerings at market prices of the ADSs at the time of pricing of the considered capital increase.

The ATM Program may only be issued to the categories of investors defined in the 28th resolution adopted by the 2021 Annual General Meeting (or any similar resolutions that may be substituted for it in the future), comprising (i) any natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in these sectors or in the cosmetics or chemical sector or in the field of medical devices or research in these areas. The new ordinary shares will be admitted to trading on the regulated market of Euronext in Paris and the issued ADSs will trade on the Nasdaq Global Select Market (“Nasdaq”).

On an illustrative basis, assuming the issuance of the full amount of $100 million (or €92.7 million (all convenience translations in this press release are based on the noon buying rate of the Federal Reserve Bank of New York in effect as of April 25, 2022, of €1.00 = $1.08) of ADSs under the ATM Program at an assumed offering price of $1.29 (or €1.20), the last reported sale price of the ADSs on Nasdaq on April 29, 2022, a holder of 1.0% of the outstanding Company’s share capital as of the date of this press release, would hold 0.60% of the outstanding Company’s share capital after the completion of the transaction (calculated on the basis of the number of outstanding shares on the date of publication of this press release), it being specified that, in any event, the number of underlying ordinary shares shall not exceed the limit set forth in the 28th resolution adopted by the 2021 Annual General Meeting (or any substitute resolutions, adopted from time to time, including the 18th resolution presented to the shareholders vote at the Annual General Meeting to be held on May 12, 2022) and shall represent, over a period of 12 months, less than 20% of the ordinary shares already admitted to trading on said market without a listing prospectus.

During the term of the ATM Program, the Company will include in the publication of its quarterly results information about its use of the program during the preceding quarter and will also provide an update after each capital increase on a dedicated location on its corporate website in order to inform investors about the main features of each issue that may be completed under the ATM Program from time to time.

A shelf registration statement on Form S-3 (including a prospectus) relating to DBV Technologies’ securities, including the ADSs, was filed with the SEC and has been declared effective. Before purchasing ADSs in the offering, prospective investors should read the prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference therein. Prospective investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, a copy of the prospectus supplement (and accompanying prospectus) relating to the offering may be obtained from Jefferies LLC, 520 Madison Avenue, New York, NY 10022 or by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com. No prospectus will be subject to the approval of the French Financial Markets Authority (the Autorité des Marchés Financiers or the “AMF”) pursuant to Regulation (EU) 2017/1129 of the European Parliament and of the Council dated June 14, 2017, as amended (the “Prospectus Regulation”) since the contemplated share capital increase(s) (for the issuance of the ordinary shares underlying the ADSs) would be offered to qualified investors (as such term is defined in Article 2(e) of the Prospectus Regulation) and fall under the exemption provided for in Article 1(5)(a) of the Prospectus Regulation which states that the obligation to publish a prospectus shall not apply to admission to trading on a regulated market of securities fungible with securities already admitted to trading on the same regulated market, provided that they represent, over a period of 12 months, less than 20% of the number of securities already admitted to trading on the same regulated market.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. In particular, no public offering of the ADSs will be made in Europe.

Information available to the public

Detailed information concerning the Company, in particular with regard to its business, results, forecasts and corresponding risk factors, is provided in the Company’s Annual Report on Form 10-K (the “Annual Report”), filed with the U.S. SEC on March 9, 2022, its 2021 universal registration document (the “URD”), filed with the AMF on March 9, 2022 and under number D.22-0081, as well as in the half-yearly financial report (containing an update of the main information on the Company, its development and its projects) (the “Half-Year Report”), and documents filed with the U.S. SEC from time-to-time (the “SEC Filings”). The Annual Report and SEC Filings are available on the SEC’s website (www.sec.gov). The URD as well as other regulated information are available on the AMF website (www.amf-france.org). All of the foregoing documents are available on the Company’s website and are available free of charge on request at the Company’s registered office at 177-181 avenue Pierre-Brossolette, 92120 Montrouge, France.

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, DBV Technologies’ method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV Technologies’ food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France, and North American operations in Basking Ridge, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding DBV Technologies’ proposed securities offering and its intended use of proceeds. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. These forward-looking statements may be impacted by market conditions as well as other risks and uncertainties set forth in DBV Technologies’ regulatory filings with the AMF, DBV Technologies’ filings and reports with the SEC, including in DBV Technologies’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022, and future filings and reports made with the AMF and SEC by DBV Technologies. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

DBV Investor Relations Contact

Anne Pollak

+ 1 (857) 529-2363

anne.pollak@dbv-technologies.com

DBV Media Contact

Angela Marcucci

+1 (646) 842-2393

angela.marcucci@dbv-technologies.com

Disclaimer

This announcement does not, and shall not, in any circumstances constitute a public offering nor an invitation to solicit the interest of the public in France, the United States, or in any other jurisdiction, in connection with any offer.

The distribution of this document may, in certain jurisdictions, be restricted by local legislations. Persons into whose possession this document comes are required to inform themselves about and to observe any such potential local restrictions.

This announcement is not an advertisement and not a prospectus within the meaning of the Prospectus Regulation.

This document does not constitute an offer to the public in France and the securities referred to in this document can only be offered or sold in France pursuant to article L. 411-2- of the French Monetary and Financial Code to qualified investors (investisseurs qualifiés) as defined in Article 2(e) of the Prospectus Regulation.

With respect to the Member States of the European Economic Area, no action has been undertaken or will be undertaken to make an offer to the public of the securities referred to herein requiring a publication of a prospectus in any relevant Member State. As a result, the securities may not and will not be offered in any relevant Member State except in accordance with the exemptions set forth in Article 1(4) of the Prospectus Regulation or under any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Regulation and/or to applicable regulations of that relevant Member State.

This document is only being distributed to, and is only directed at, persons in the United Kingdom that (i) are “investment professionals” (people with professional investment experience) falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Article 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.